Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements Nos. 333-194395, 333-229347, 333-229393, and 333-253223 on Form S-8, Nos. 333-229806 and 333-276941 on Form S-3, and No. 333-228278 on Form S-4 of EnLink Midstream, LLC of our report dated February 21, 2024, with respect to the consolidated financial statements of EnLink Midstream, LLC and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Dallas, Texas
February 21, 2024